                                                                   EXHIBIT 10.5


                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement is made and entered into as of September 9, 1999 ("Agreement"), by and among HINES NURSERIES, INC., a California corporation
       ---------
("Purchaser"), and each of those persons and entities whose names are set forth
  ---------
on the Schedule of Sellers attached hereto as Exhibit A (which persons and
                                              ---------
entities are sometimes referred to herein as a "Seller" and sometimes
                                                ------
collectively as "Sellers.")
                 -------

                                   RECITALS
                                   --------

     A. Sellers own, or will own following the exercise of all outstanding Exercised Options (as defined herein), all of the issued and outstanding shares of capital stock (the "Shares") of Atlantic Greenhouses, Inc. (the "Company").
                       ------                                       -------

     B. Sellers desire to sell to Purchaser and Purchaser desires to purchase from Sellers the Shares upon consummation of the transactions contemplated by this Agreement, all pursuant to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual promises set forth herein and intending to be bound hereby, the parties hereto hereby agree as follows:

                                   AGREEMENT
                                   ---------

     1.   Sale of Purchased Shares at the Closing. Subject to the terms and
          ---------------------------------------
conditions set forth in this Agreement, at the Closing (as defined in Section 3.1), Purchaser agrees to purchase and accept delivery from Sellers of, and Sellers agree to sell, assign, transfer and deliver to Purchaser, the Shares free and clear of all liens, claims and encumbrances of any kind.

     2.   Payment for Shares; Purchase Price Agreements.
          ---------------------------------------------

          2.1  Definitions. The following definitions shall apply to this
               -----------
Section 2.

               (a) Base Amount: shall mean an amount equal to $30,000,000.
                   -----------

               (b) Cash: shall mean, as used in this Section 2, an amount equal
                   ----
to that amount which is properly classified as cash or cash equivalents on the Company's balance sheet in conformity with GAAP at the Calculation Date.

               (c) Calculation Date: shall mean, as used in this Section 2, the
                   ----------------
end of the day August 31, 1999.

               (d) Company: shall mean, as used in this Section 2, the Company,
                   -------
Baker Greenhouses, Inc., a New York corporation ("Baker") and Newark Florists,
                                                  -----
Inc., a New York corporation ("Newark" and together with Baker, the
                               ------
"Subsidiaries" or each individually a "Subsidiary"), on a consolidated basis.
 ------------                          ----------

               (e) Indebtedness: shall mean the following items with respect to
                   ------------
the Company as of the Calculation Date: (i) all indebtedness for borrowed money including accrued interest expense thereon; (ii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by the Company; and (vi) any fees or penalties or any other costs related to the early payoff or termination of any of the foregoing.

               (f) Net Working Capital: shall mean, without duplication to the
                   -------------------
items of Indebtedness (including items of Indebtedness disclosed on the Schedules 4.5 and 4.9(b)), the sum of (I)accounts receivable (net of allowances for doubtful accounts, including, without limitation, those items disclosed on
Schedule 4.12 hereof) plus inventory plus prepaid expenses plus prepaid or
-------------
refundable income taxes plus other current assets that can be realized by Purchaser plus the following noncurrent assets that can be realized by
Purchaser: (i) equipment and automobile deposits, (ii) farm credit patronage dividends, and (iii) life insurance policy cash surrender value, minus (II) the
                                                                 -----
sum of accounts payable, accrued expenses, accrued income taxes, any accrued pro-rated year-end employee bonuses, and any accrued employee bonuses and severance payments related to the sale of the Company, all calculated in accordance with GAAP applied in a manner consistent with the Company's consolidated audited December 31, 1998 financial statements. Deferred income taxes shall be disregarded in calculating the Net Working Capital. Notwithstanding the foregoing, the amount of accrued income taxes shall be calculated as of the Closing Date.

               (g) Working Capital Adjustment: shall mean the following with
                   --------------------------
respect to the Company: the amount by which Net Working Capital on the Calculation Date exceeds (in which case the Net Working Capital Adjustment shall be a positive number), or, is less than (in which case the Net Working Capital Adjustment shall be a negative number) $4,800,000.

          2.2  Purchase Price. In consideration for the purchase of the Shares,
               --------------
Purchaser shall pay to Sellers, in accordance with Schedule 2.3 hereof, an
                                                   ------------
amount equal to the Base Amount plus (i) Cash and (ii) the Net Working Capital
                                ----
Adjustment (each of which may be a positive or negative number) less (w) the
                                                                ----
amount of Indebtedness, if any, (x) all amounts which will be owed on the Closing Date to the holders of Terminated Options who have agreed to cancel their Options upon Closing (net of the exercise price of such options); and (y) one-half of the interest expense accrued on the Indebtedness after the Calculation Date through the day immediately preceding the Closing Date (the "Purchase Price").
 --------------

          2.3  Payment Terms. The estimated Purchase Price at Closing is
               -------------
$11,385,092.10. At the Closing, Purchaser shall (a) deposit $1,000,000 of the Purchase Price with Chicago Title Company ("Escrow Agent"), to be held in an escrow account
                             ------------
(the "Escrow Account") pursuant to the terms of an Escrow Agreement,
      --------------
substantially in the form attached hereto as Exhibit B ("Escrow Agreement") and
                                             ---------   ----------------
to be available to satisfy the obligations of Sellers under Section 7 of this Agreement and (b) deposit $125,000 with a financial institution identified by Mark Miller (including any replacement thereof, the "Representative") to be held
                                                     --------------
in escrow and available to satisfy the obligations of Sellers in accordance with the terms of that certain Environmental Agreement, substantially in the form attached hereto as Exhibit B-1 (the "Environmental Agreement"). The Sellers
                                     -----------------------
hereby (i) appoint Mark Miller as their representative (including any replacement thereof, the "Representative") under the Escrow Agreement and to act
                          --------------
on their behalf pursuant to the indemnification provisions found at Article 7 herein, (ii) authorize the Representative to enter into the Escrow Agreement on behalf of the Sellers and to exercise such rights and perform such obligations of the Representative as provided in the Escrow Agreement, (iii) agree to be bound by the actions of the Representative in accordance with the terms of the Escrow Agreement and by such Representative's actions while acting on Sellers' behalf pursuant to the indemnification provisions found at Article 7 herein and
(iv) agree that Canaan Ventures II Offshore C.V. and Canaan Ventures II Limited Partnership may replace Mark Miller as the Representative and appoint a new Representative. The (x) Indebtedness and (y) estimated Purchase Price less $1,125,000, shall be paid at the Closing by Purchaser by wire transfer of immediately available funds to those parties and accounts specified in Schedule
                                                                       --------
2.3 hereto. Sellers acknowledge that Carroll Blundon and the holders of
---
Terminated Options shall not be subject to the holdback of the Escrow Account described above and shall receive greater consideration for their per share equity interests than the Sellers and hereby consent thereto.

          2.4  Determination of the Purchase Price.
               -----------------------------------

               (a) In order to determine the estimated Purchase Price, Sellers shall, in good faith, prepare and deliver to Purchaser at least two business days prior to the Closing an estimated unaudited consolidated balance sheet of the Company, as of the Calculation Date (the "Estimated Closing Balance Sheet")
                                              -------------------------------
together with the computation of the estimated Indebtedness and the estimated Net Working Capital Adjustment (the "Net Working Capital Report"). The Estimated
                                     --------------------------
Closing Balance Sheet, the estimated Indebtedness and the estimated Net Working Capital Report, shall be prepared from the Company's books and records in accordance with GAAP as applied in a manner consistent with the Company's audited December 31, 1998 financial statements.

               (b) Promptly following the Closing Date, Sellers shall cause KPMG

("Sellers' Accountants") to audit the Cash, Indebtedness and Net Working Capital
  --------------------
Report, the expense of which shall be paid by Purchaser. Purchaser shall provide access to the financial books and records to Sellers and Sellers' accountants during normal business hours in connection with the audit of the Cash, Indebtedness and Net Working Capital Report. Within 60 days following the Closing Date, Sellers shall deliver the audited Cash, Indebtedness and Net Working Capital Report (the "Audited Report") to Purchaser, together with a
                             --------------
computation of the adjustment amount (the "Adjustment Amount"), if any,
                                           -----------------
resulting from the difference between the estimated Purchase Price and the actual Purchase Price, based on the Cash, Indebtedness and the Net Working Capital Adjustment, as of the Calculation Date and copies of all back-up and accounting records which may reasonably be requested by the Purchaser or the Purchaser's Accountants (collectively, the "Report"). The computation of the Adjustment Amount shall be based on the
 ------
Audited Report.

               (c) Purchaser and its accountants PriceWaterhouseCoopers ("Purchaser's Accountants") shall have 15 days following the delivery of the
  -----------------------
Report in which to review the Report, including the Audited Report, and the computation of the Adjustment Amount at Purchaser's expense, and Purchaser's Accountants shall have access to the Sellers' Accountants and their work papers relating to the preparation of the Report for this purpose. If Purchaser believes that the Audited Report or the Adjustment Amount is not correct, then Purchaser shall, within such 15-day period, deliver to Sellers and Sellers' Accountants a proposed modification to the Audited Report or the Adjustment Amount in writing setting forth (i) the amount of the proposed modification,
(ii) the item or items to which such proposed modification relates, and (iii) the facts and circumstances supporting the reasonableness and propriety of such modification. Sellers shall cause Sellers' Accountants and Purchaser shall cause Purchaser's Accountants to use their best efforts for 15 days after any proposed modifications, to agree upon each dispute related to the Audited Report, and the parties shall attempt to agree upon the Adjustment Amount. Upon the expiration of such 15-day period, any party may submit in writing for resolution to Deloitte and Touche (the "Independent Accountants") any dispute with respect to
                          -----------------------
such matters which has not been resolved. The costs of the Independent Accountants shall be divided equally between Purchaser, on the one hand, and Sellers, as a group, on the other hand. The decision of the Independent Accountants with respect to the Audited Report or the computation of the Adjustment Amount shall be final and binding on each of the parties hereto.

               (d) If the final adjusted Purchase Price is greater than the estimated Purchase Price paid at Closing, then Purchaser shall, within five business days following the final determination of the Purchase Price, pay by wire transfer of immediately available funds to such accounts as will have been designated by Sellers and holders of Terminated Options in writing an amount equal to (i) the difference between the final adjusted Purchase Price and the estimated Purchase Price plus (ii) 7.25% interest per annum on such amount from the Closing Date through the date of payment thereof. If the final adjusted Purchase Price is less than the estimated Purchase Price paid at Closing, then Representative, on behalf of Sellers shall, within five business days following the final determination of the Purchase Price, instruct the Escrow Agent to pay by wire transfer of immediately available funds to such account designated by Purchaser in writing, an amount equal to (x) the difference between (A) the estimated Purchase Price and (B) the final adjusted Purchase Price plus (y) 7.25% interest per annum on such amount from the Closing Date through the date of payment thereof; provided, however, that if such amount exceeds $150,000 each Seller shall, within fifteen business days following the final determination of the Purchase Price, pay to Purchaser such Seller's pro rata share, based on Seller's ownership interest in the Company as of the Closing Date, by wire transfer of immediately available funds to such account as will have been designated by Purchaser in writing such amount in excess of $150,000.

          2.5  Accounts Receivable. To the extent prior to April 30, 2000 the
               -------------------
Company collects accounts which are reflected in the final Net Working Capital pursuant to Section 2.4(c) hereof (the "Collected Accounts Receivable") in
                                        -----------------------------
excess of the amount of accounts receivable (net of allowances for doubtful accounts) set forth on the final Net Working Capital determined pursuant to
Section 2.4(c) hereof (the "Final Accounts
                            --------------

Receivable"), the Purchaser shall deposit in the Escrow Account on April 30,
----------
2000 an amount equal to such excess.

          2.6  Unrealizable Assets. Any assets which are not realized by
               -------------------
Purchaser and which thereby give rise to a tax deduction, including, but not limited to, deferred bank fees of Company, shall, to the extent permitted by applicable tax laws, be available to Company for deduction on Company's August 31, 1999 federal and state income tax returns.

     3.   Closing.
          -------

          3.1  Closing Date. Subject to the fulfillment of the conditions
               ------------
precedent specified in Sections 6.1, 6.2 and 6.3, the purchase and sale of the Shares shall be consummated at a closing (the "Closing") to be held at 10:00
                                               -------
a.m. local time on September 3, 1999, or on such other date or at such other time as Purchaser, the Company and Sellers shall mutually agree (such date and time being herein referred to as the "Closing Date") at a location and in a
                                      ------------
manner agreed to by the parties.

          3.2  Deliveries of Seller. At the Closing, Sellers shall deliver or
               --------------------
cause to be delivered to Purchaser or the Company, as applicable, in form reasonably satisfactory to counsel for Purchaser, the following:

               (a) Stock certificates representing the Shares, which certificates shall be duly endorsed for transfer or accompanied by properly executed stock powers, transferring all of the Shares to Purchaser together with all of the documentation representing the exercise or extinguishment of the outstanding Options;

               (b) A certificate duly executed by each Seller in the form of Exhibit C certifying as to the accuracy of each of such Sellers' representations
---------
and warranties at and as of the Closing and that each such Seller has performed and complied with all of the terms, provisions and conditions to be performed and complied with by each such Seller at or before the Closing; and

               (c) All of the documents, instruments and opinions required to be delivered under Sections 6.1 and 6.2 of this Agreement or reasonably required by Purchaser or Purchaser's counsel.

          3.3  Deliveries of Purchaser. At the Closing, Purchaser shall deliver
               -----------------------
or cause to be delivered the following to the Sellers:

               (a) The estimated Purchase Price as provided under Section 2.1;
and

               (b) A certificate duly executed by Purchaser in the form of Exhibit D certifying as to the accuracy of Purchaser's representations and
---------
warranties at and as of the Closing and that Purchaser has performed and complied with all of the terms, provisions and conditions to be performed and complied with by Purchaser at or before the Closing;

               (c) All documents, instruments and opinions required to be delivered under Sections 6.1 and 6.3 of this Agreement or reasonably required by Sellers or Sellers' counsel.

     4.   Representations and Warranties of Sellers. As an inducement to
          -----------------------------------------
Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, Sellers jointly represent and warrant to Purchaser, and covenant and agree, as of the date hereof and as of the Closing Date, as follows (to the extent the following representations and warranties are limited to the "knowledge of Sellers" or similar phrases, the knowledge of one or more Sellers shall be sufficient to bind all the other Sellers and "knowledge" shall mean the current knowledge of such Seller or the knowledge of their employees and officers after such individuals have made all reasonable inquiries unless otherwise specified herein):

          4.1  Capitalization; Shareholders List.
               ---------------------------------

               (a) The authorized capital stock of the Company consists solely of 14,937,488 shares, divided into 6,843,744 shares of Preferred Stock (the "Preferred Stock") and 8,093,744 shares of Common Stock (the "Common Stock").
 ---------------                                              ------------
The Preferred Stock is divided into 5,843,744 shares of Series A Preferred Stock, no par value (the "Series A Preferred Stock") and the remaining Preferred
                          ------------------------
Stock is undesignated. The Common Stock is divided into 7,893,744 shares of Class A Common Stock, no par value (the "Class A Common Stock") and 200,000
                                         --------------------
shares of Class B Common Stock (the "Class B Common Stock"). No shares of Class
                                     --------------------
A Common Stock are issued and outstanding; however, a total of 6,893,744 shares of Class A Common Stock have been reserved as follows: (i) 5,843,744 shares reserved for conversion of the Series A Preferred Stock, (ii) 200,000 shares reserved for conversion of Series B Common Stock, and (iii) 850,000 shares reserved for the exercise of the 667,500 outstanding options issued by the Company authorizing the holders thereof to purchase such shares (the "Options"),
                                                                      -------
of which 182,500 will be terminated at Closing (the "Terminated Options") and
                                                     ------------------
485,000 will be exercised at Closing (the "Exercised Options"), all as disclosed
                                           -----------------
in Schedule 4.1(b). A total of 200,000 shares of Class B Common Stock are issued
   ---------------
and outstanding. A total of 5,843,744 shares of Series A Preferred Stock are issued and outstanding. All outstanding shares of Class B Common Stock and Series A Preferred Stock have been, and all shares of Series A Common Stock issuable upon exercise of those Options which have been exercised, if any, will be as of the Closing Date, duly authorized and validly issued and are or will be fully paid and non-assessable and none of them was or will be issued in violation of any preemptive or other right.

               (b) Schedule 4.1(b) is a true, complete and accurate list (the
                   ---------------
"Shareholders List") that after due inquiry, sets forth the name of each holder
 -----------------
of the Shares exactly as such holder's name is set forth on the stock certificate(s) representing such Shares. The Shareholders List also sets forth with respect to each such holder the current address of such holder as set forth in the records of the Company, the stock certificate numbers held by such holder and the number of Shares evidenced by each such stock certificate, the date of each option agreement to which the respective optionholder is a party and the number of Shares issuable upon exercise of the Options, and indicates whether any such holder has reported to the Company any lost, stolen or destroyed stock certificate(s) or option documents and, if so, the number of Shares or the Option(s) in question. The Shareholder's

List shall also set forth the percentage ownership (the "Percentage Ownership")
                                                         --------------------
of each shareholder/optionholder of the total shares outstanding.

               (c) Except for the shares of Series B Common Stock, the Series A Preferred Stock and the Options set forth on the Shareholders List, there are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, and there is no obligation of the Company to issue any, capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company to
 ------------------
issue or deliver or to repurchase, redeem or otherwise acquire any Company Securities, other than transactions conducted or to be conducted in connection with the transactions contemplated by this Agreement.

               (d) Except as set forth on Schedule 4.1(d), each of the Sellers
                                          ---------------
own all of such outstanding shares of Series A Common Stock, Series B Common Stock or Series A Preferred Stock, as applicable, as set forth opposite such Sellers' name on the Shareholders List, free and clear of all liens, mortgages, assessments, security interests, easements, claims, pledges, trusts (constructive or other), deeds of trust, options or other charges, encumbrances or restrictions ("Liens") whatsoever, has and will have full power and legal
                  -----
right to sell, assign, transfer and deliver the same, and will transfer and deliver at the Closing good and marketable title to the shares (including those issuable in respect of the Exercised Options) free and clear of any Lien. Except as disclosed on Schedule 4.1(d), neither the Company nor any Seller is a party
                ---------------
to any agreement or understanding relating to the ownership, voting or transfer of any Series A Common Stock, Series B Common Stock or Series A Preferred Stock, as applicable, or any other Company Securities (including the Options).

          4.2  Subsidiaries and Other Equity Investments. The Company does not
               -----------------------------------------
own, directly or indirectly, any shares of capital stock of any corporation, except as set forth on Schedule 4.2, or any equity investment in any other
                       ------------
Person, and the Company has no obligation to acquire any such shares or to make any such investment. Schedule 4.2 sets forth with respect to each Subsidiary of
                     ------------
the Company and each other entity described in this Section 4.2, the name, jurisdiction of organization, amount of shares of capital stock or other equity interests thereof or therein owned and held by the Company and the percentage ownership thereof or therein held by the Company. The Company has heretofore delivered to Purchaser true and complete copies of the organizational documents of each Subsidiary as currently in effect. The minute books and other books and records of each Subsidiary of the Company contain complete and accurate records of all meetings and other actions of its equity holders and board of directors or other management body and committees thereof.

          4.3  Organization, Good Standing and Authority. Except as set forth
               -----------------------------------------
in Schedule 4.3, each of the Company and each Subsidiary is duly organized,
   ------------
validly existing and in good standing under the laws of the jurisdiction under which it is organized and has all powers and governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted. The Company and each of the Subsidiaries has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction set forth on Schedule 4.3, such jurisdictions comprising all jurisdictions in which
         ------------
the Company or any Subsidiary owns or leases any property or maintains any employees.

          4.4  Execution and Delivery. All consents, approvals, authorizations
               ----------------------
and orders necessary for the execution, delivery and performance by each Seller of this Agreement and the other agreements and instruments contemplated hereby (the "Other Agreements") have been duly and lawfully obtained, and each Seller
      ----------------
has, and at the Closing will have, full right, power, authority and capacity to execute, deliver and perform this Agreement and the Other Agreements. This Agreement and the Other Agreements have been duly executed and delivered by the Sellers and constitute legal, valid and binding agreements of the Sellers enforceable against the Sellers in accordance with their respective terms, except to the extent such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) general principles of equity (whether considered in an action in equity or at law).

          4.5  No Conflicts. Except for the matters set forth on Schedule 4.5,
               ------------                                      ------------
the execution, delivery and performance of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or additional rights or termination or nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which the Company, any Subsidiary or any Seller is a party or by which the Company, any Subsidiary or any Seller is bound or affected or to which any of the property or assets of the Company, any Subsidiary or any Seller is bound or affected, (b) result in the violation of the provisions of the Articles of Incorporation or Bylaws of the Company or any Subsidiary, any order, writ, judgment, injunction, decree or award, whether foreign or domestic or, to Sellers' knowledge without inquiry or investigation, any applicable statute, law, ordinance, rule, regulation, permit, ("Legal Requirement"), or (c)
                                                     -----------------
result in the creation or imposition of any Lien upon any property or asset of the Company, any Subsidiary or any Seller. Except for this Agreement, neither Sellers nor the Company nor any Subsidiary have any legal obligation, absolute or contingent, to any other Person to sell any capital stock, the business, or substantially all of the assets of the Company or any Subsidiary or to effect any merger, consolidation or other reorganization of the Company or any Subsidiary or to enter into any agreement with respect thereto.

          4.6  Financial Statements. Schedule 4.6 contains true and complete
               --------------------  ------------
copies of the following financial statements (collectively, the "Financial
                                                                 ---------
Statements"): (a) the unaudited consolidated balance sheet (the "Balance Sheet")
----------                                                       -------------
of the Company at June 30, 1999 (the "Balance Sheet Date"), and the related
                                      ------------------
unaudited consolidated statements of income, equity and cash flows for the six fiscal months then ended; (b) the audited consolidated balance sheets of the Company for the Company's fiscal year ended 1998, and for the Company (Atlantic Greenhouses, Inc. only) audited balance sheets for the fiscal years ended December 31, 1996 and December 31, 1997, and in each case the related audited consolidated statements of income, shareholders' equity and cash flow (including the accompanying notes) for each fiscal year then ended; and (c) the balance sheets of Newark and Baker for their fiscal years ended December 31, 1996 and December 31, 1997 and the related statements of income, shareholders' equity and cash flow for each fiscal year then ended. The Financial Statements of the Company, and, for periods beginning after March 10, 1998, the Subsidiaries (i) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently
                                                           ----
applied as at the dates and during the periods covered thereby except for the matters set forth on Schedule 4.6, and (ii) are true and correct in all material
                     ------------
respects and present fairly the financial position and results of operations and cash flows of the Company, on a consolidated basis with respect to the fiscal year ended 1998 Financial Statements, as of the dates and for the periods specified therein. The Financial Statements of the Subsidiaries prior to fiscal year 1998, to the Sellers' knowledge without inquiry or investigation, (i) have been prepared in accordance with GAAP consistently applied as at the dates and during the periods covered thereby except for the matters set forth on Schedule
                                                                       --------
4.6, and (ii) are true and correct in all material respects and present fairly
---
the financial position and results of operations and cash flows of the Subsidiaries as of the dates and for the periods specified therein.

          4.7  No Undisclosed Liabilities; Trade Payables. Except (a) to the
               ------------------------------------------
extent set forth or provided for in the Balance Sheet or the notes thereto, (b) as disclosed in this Agreement or (c) for non-material current liabilities of the same nature as those set forth in the Balance Sheet and the notes thereto incurred since the Balance Sheet Date in the ordinary course of the Company's and each Subsidiary's business, consistent with past practices ("Ordinary
                                                                 --------
Course"), neither the Company nor any Subsidiary has any liabilities or
------
obligations, whether accrued, absolute, contingent or otherwise (including, without limitation, unasserted claims, whether known or unknown).

          4.8  Absence of Certain Changes. Since the Balance Sheet Date, except
               --------------------------
as otherwise disclosed in Schedule 4.8, neither the Company nor any Subsidiary
                          ------------
has:

               (a) incurred any debts or liabilities (absolute, accrued, contingent or otherwise), other than current liabilities incurred in the Ordinary Course;

               (b) been subjected to or permitted a Lien upon or otherwise encumbered any of its assets, except any lien for taxes not yet due;

               (c) sold, transferred, licensed or leased any of its rights, assets or properties except in the Ordinary Course;

               (d) discharged or satisfied any Lien other than a Lien securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the Ordinary Course;

               (e) canceled or compromised any debt owed to or by or claim of or against it, or waived or released any right of material value other than in the Ordinary Course;

               (f) suffered a material adverse effect on the business, financial condition, properties, profitability or operations of the Company or any Subsidiary ("Material Adverse Effect") resulting from any physical damage,
              -----------------------
destruction or loss (whether or not covered by insurance);

               (g) entered into any material transaction or otherwise committed or obligated itself to any capital expenditure other than in the Ordinary Course;

               (h) made or suffered any change in its condition (financial or otherwise), properties, profitability or operations, none of which (individually or in the aggregate) has had, or may reasonably be expected to have, a Material Adverse Effect;

               (i) made any change in the accounting methods, principles or practices followed by it;

               (j) made or suffered any amendment or termination of any material contract, agreement, lease or license to which it is a party other than in the Ordinary Course;

               (k) paid any increase in compensation of any kind to any employee, officer, director or consultant otherwise than in the Ordinary Course as set forth on Schedule 4.8;
                ------------

               (l) changed or suffered any change in any benefit plan or labor agreement affecting any employee of the Company or any Subsidiary otherwise than in the Ordinary Course or to conform to Legal Requirements;

               (m) issued any capital stock of the Company or any Subsidiary or options or rights to acquire capital stock of the Company or any Subsidiary not reflected on Schedule 4.1(b), redeemed or repurchased any outstanding shares of capital stock of the Company or any Subsidiary, declared, set aside or paid any dividend or distribution on any shares of capital stock of the Company or any Subsidiary, merged with any other entity or purchased or acquired capital stock or other interest in any other entity, purchased or otherwise acquired all or substantially all of the business or assets of any other Person, or transferred or sold a substantial portion of the Company's or any Subsidiary's business or assets to any Person;

               (n) failed to pay or perform any material obligation of the Company or Subsidiary when and to the extent due other than pursuant to a good faith defense or right of setoff; or

               (o) entered into any agreement or otherwise obligated itself to do any of the foregoing.

          4.9  Property; Encumbrances. The Company and each Subsidiary has
               ----------------------
good, valid and marketable title to all its property free and clear of all Liens except (a) as set forth on Schedule 4.9(a), and (b) Liens for taxes not yet due.
                           ---------------
Schedule 4.9(b) contains a list of all real property owned, leased by the
---------------
Company or any Subsidiary or in which the Company or any Subsidiary has any rights (the "Real Property"). Schedule 4.9(c) contains a list of all tangible
             -------------     ---------------
personal property owned by the Company or Subsidiary or held by the Company or Subsidiary pursuant to leases or licenses and having a cost or fair market value in excess of $5,000. The Real Property, the personal property owned by the Company or any Subsidiary and the personal property held by the Company or any Subsidiary pursuant to leases and licenses comprise all of the real property and personal property used in the conduct of the business of the Company and each Subsidiary. The leases and licenses listed on Schedules 4.9(b) and (c) are in full force and effect without
                   ------------------------
any material default, waiver or indulgence thereunder by the Company, any Subsidiary or, to the knowledge of Sellers, by any other party thereto. True and complete copies of all leases and licenses listed on Schedules 4.9(b) and (c)
                                                     ------------------------
have been provided to Purchaser.

          4.10 Condition of Personal Property. Except as listed on Schedule
               ------------------------------                      --------
4.10, all personal property owned by the Company or any Subsidiary and all
----
personal property held by the Company or any Subsidiary pursuant to personal property leases or licenses is in operating condition, subject only to ordinary wear and tear.

          4.11 Condition of Real Property.
               --------------------------

               (a) The Real Property and all of the structures, buildings and facilities on the Real Property (the "Structures") are (i) in operating
                                      ----------
condition, subject only to ordinary wear and tear, and (ii) supplied with utilities and other services, including the supply of water and/or rights to water, necessary for the operation of such Structures and the business conducted by the Company or any Subsidiary therein. The Structures are the only structures, buildings and facilities used in the operation of the Company's and its Subsidiary's business. No condemnation proceeding is pending, or to the Sellers' knowledge without inquiry or investigation threatened, which would impair the occupancy, use or value of any of the Real Property.

               (b) Except as set forth in Schedule 4.11(b), no Structure, nor
                                          ----------------
the operations of the Company or any Subsidiary therein, (i) is in violation of any Legal Requirement, (ii) is classified as "non-conforming use" or "permitted non-conforming structure" or (iii) encroaches on any property owned by, or easement granted in favor of, any other Person.

               (c) There are no (x) leases, subleases or other agreements, written or oral, granting to any other Person the right to acquire, use or occupy any portion of any Real Property, or (y) outstanding options or rights of first refusal to purchase all or any portion of Real Property or interest therein (other than in favor of the Company or the Subsidiaries). No Persons (other than the Company or the Subsidiaries) are in possession of any of the Real Property, except pursuant to the terms of lease agreements referred to on
Schedule 4.11(c) copies of which have been provided to Purchaser.
----------------

               (d) Except as set forth on Schedule 4.11(d), with respect to each
                                          ----------------
item of Real Property, (i) (A) with respect to Real Property leased by the Company or its Subsidiaries, to the Sellers' knowledge without inquiry or investigation, the owner thereof has good and marketable title thereto, and the Company or such Subsidiary has a valid leasehold interest therein, and (B) with respect to Real Property owned by Company or its Subsidiaries, the respective owner thereof has good and marketable title thereto, free and clear of all Liens, (ii) there is ingress and egress (and a continuing right thereto), without the need for an easement, between paved public rights-of-way and such Real Property, and (iii) neither the Company nor any Subsidiary has sold, transferred or subjected to a Lien such Real Property or any interest therein.

          4.12 Accounts Receivable.  Except as set forth on Schedule 4.12, all
               -------------------                          -------------
accounts receivable of the Company or any Subsidiary reflected in the Balance Sheet and all accounts receivable of the Company or any Subsidiary that have arisen since the Balance Sheet Date (except such accounts receivable as have been collected since such dates) are valid and enforceable claims and were earned by performance in the Ordinary Course. Such accounts receivable of the Company or any Subsidiary, to the best of Sellers' knowledge, are: (i) subject to no valid defense, offset or counterclaim; and, (ii) are fully collectible within 120 days after the Closing Date, except to the extent of the allowance, if any, for doubtful accounts reflected on the Balance Sheet, which allowance is consistent in amount with past practices.

          4.13 Inventories.  All inventories of raw materials, work-in-process
               -----------
and finished goods set forth or reflected in the Balance Sheet or acquired by the Company or any Subsidiary since the Balance Sheet Date are of a quality and quantity usable and saleable in the Ordinary Course, subject to loss or damages sustained in the Ordinary Course, and are recorded on the books of the Company and Subsidiaries in a manner consistent with the Financial Statements for the fiscal year ended December 31, 1998.

          4.14 Intellectual Property and Proprietary Rights.  Schedule 4.14
               --------------------------------------------   -------------
contains a true and complete list of all patents, patent applications, trade names, trademarks, service marks, trademark and service mark registrations and applications, copyrights, copyright registrations and applications, and grants of a license or right to the Company or any Subsidiary with respect to any of the foregoing, claimed by Company or currently used or proposed to be used by the Company or any Subsidiary in the conduct of its business, whether registered or not (collectively, the "Intellectual Property Rights"). The Company or the
                           ----------------------------
Subsidiaries own or, to the Sellers' knowledge without inquiry or investigation, have the unrestricted right to use the Intellectual Property Rights and every trade secret, know-how, process, discovery, development, design, technique, customer and supplier list, marketing and purchasing strategy, invention, process, confidential data and/or other information (collectively, "Proprietary
                                                                    -----------
Information") used in the design, development, manufacture, operation, sale and
-----------
use of all products and services sold or rendered or proposed to be sold or rendered by the Company or the Subsidiaries, free and clear of any right, equity or claim of others. Except as set forth on Schedule 4.14, neither the Company
                                            -------------
nor any Subsidiary has sold, transferred, assigned, licensed or subjected to any Lien any Intellectual Property Right or Proprietary Information or any interest therein. Neither the Company nor any Subsidiary is obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property Right or Proprietary Information. Except as set forth on Schedule 4.14, no
                                                          -------------
Intellectual Property Right or Proprietary Information, to Sellers' knowledge without inquiry or investigation, conflicts with, infringes on or otherwise violates any rights of others or is subject to any pending or threatened litigation or other adverse claim of infringement by any other Person.

          4.15 Banking.  Schedule 4.15 contains a true and complete list of the
               -------   -------------
names and locations of all financial institutions at which the Company or any Subsidiary maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement, the numbers or other identification of all such accounts and arrangements and the names of all Persons authorized to draw against any funds therein.

          4.16 Insurance.  Schedule 4.16 contains a true and complete list
               ---------   -------------
(including the name of the insurer, policy number, coverage amount, deductible amount, premium amount and expiration date) of all insurance policies and bonds and self insurance arrangements currently in force that cover or purport to cover risks or losses to or associated with the Company's or any Subsidiary's business, operations, premises, properties, assets, employees, agents and directors (the "Policies"). Except as set forth on Schedule 4.16, neither
                --------                            -------------
Company nor its Subsidiaries are, and to the knowledge of Sellers without inquiry or investigation no other party is, in breach of or default under any of the Policies, neither the Company nor any Subsidiary nor any Seller has received any written notice of pending or threatened cancellation of any Policy, and no claim or coverage under any Policy is currently being disputed.

          4.17 Indebtedness.  Neither the Company nor any Subsidiary has any
               ------------
Indebtedness other than as set forth on Schedule 4.17, and true and complete
                                        -------------
copies of all instruments and documents evidencing, creating, securing or otherwise relating to such Indebtedness have been delivered to Purchaser. No event has occurred and no condition has become known to the Company, any Subsidiary or Sellers, other than the consummation of the transactions contemplated herein, that constitutes or, with notice or passage of time, or both, would constitute a default or termination under any instrument or document relating to or evidencing such Indebtedness.

          4.18 Judgments; Litigation.  Except as set forth on Schedule 4.18,
               ---------------------                          -------------
there is no (a) outstanding judgment, order, decree, award, stipulation or injunction of any local, state, federal or foreign court, government or governmental department, commission, instrumentality, board, agency or authority ("Governmental Entity") against or, to the knowledge of Sellers without inquiry
  -------------------
or investigation, affecting the Company or any Subsidiary or their properties, assets or business, (b) action, suit, arbitration, hearing, inquiry, proceeding, complaint, charge or investigation, whether civil, criminal or administrative ("Action"), by or before any Governmental Entity or arbitrator or any appeal
  ------
from any of the foregoing pending, or to the Sellers' knowledge without inquiry or investigation, threatened against or affecting the Company or any Subsidiary or their properties, assets or business, or (c) to the Sellers' knowledge, fact or circumstance arising from the operation of the Company's or any of its Subsidiary's business which is reasonably likely to lead to the instigation of any Action.

          4.19 Government Payments.  Except as set forth on Schedule 4.19, all
               -------------------                          -------------
returns, declarations, reports and statements ("Government Returns") relating to
                                                ------------------
any federal, state, local or foreign income, gross receipts, license, payroll, employment, real property, personal property, escheated funds or property, sales, use, import, export or other tax, assessment, duty, fee or charge of any kind whatsoever ("Government Payments") required to be filed by the Company or
                  -------------------
its Subsidiaries in connection with the operations of the Company or the Subsidiaries are true, complete and correct in all material respects, are in compliance with all Legal Requirements applicable thereto and have been properly and timely filed. Except as set forth on Schedule 4.19, neither the Company nor
                                          -------------
any Subsidiary has requested any extension of time within which to file any Government Return, which Government Return has not since been filed. Purchaser has heretofore been furnished by the Company with true, correct and complete copies of each Government Return of the Company and the Subsidiaries with respect to the past three (3) taxable years, and of all reports of, and communications from, any Governmental Entities relating to Government

Payments for such period. All Government Payments required to be paid or withheld and deposited in connection with the operations of the Company or any Subsidiary have been duly and timely paid or deposited by the Company or such Subsidiary. The Company and each Subsidiary has properly withheld or collected all amounts required by law for Government Payments relating to its employees, creditors, independent contractors and other third parties, and for Government Payments on sales, and has properly and timely remitted such withheld or collected amounts to the appropriate Governmental Entity. The Company and each Subsidiary has made adequate provision on its books of account for all Government Payments with respect to its business, properties and operations. The Company's and Subsidiaries' respective accruals for Government Payments on the Net Working Capital Report will be adequate to cover all liabilities for Government Payments of the Company or any Subsidiary, as the case may be, for all periods ending on or before the Closing Date and such accruals would be adequate if the Company or Subsidiaries were to file a Government Return on the Closing Date covering all liabilities accrued through the Closing Date. Except as set forth on Schedule 4.19, during the past four (4) taxable years, neither
                -------------
the Company nor any Subsidiary has (a) had a tax deficiency proposed, asserted or assessed against it, (b) executed any waiver of any statute of limitations on the assessment or collection of any Government Payments, or (c) been delinquent in the payment of any Government Payments. Except as set forth on Schedule 4.19,
                                                                  -------------
during the past four (4) taxable years, no Government Return of the Company has been audited or the subject of other Action by any Governmental Entity. Neither the Company nor any Subsidiary has received any notice from any Governmental Entity of any pending examination or any proposed deficiency, addition, assessment, demand for payment or adjustment relating to or affecting the Company or any Subsidiary or their assets or properties. Neither the Company nor any Subsidiary has made any payments or is obligated to make any payments that will not be deductible under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). Neither the Company nor any Subsidiary is a party to a
                 ----
tax allocation or sharing agreement and has ever been (or has any liability for unpaid Government Payments because it was) a member of an affiliated group with the meaning of Code Section 1504(a).

          4.20 No Unlawful Contributions.  Neither Company, nor any Subsidiary
               -------------------------
nor any director, officer, agent, employee or other Person associated with or acting on behalf of Company or any Subsidiary has made or used any corporate funds to make any unlawful contributions, gifts or payments for entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to officials or employees of any Governmental Entity from corporate funds; failed to file any reports required with respect to lawful contributions; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any intentionally false or fictitious entries on the books or records of Company or any Subsidiary; or made or received any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          4.21 Employee Benefit Matters.
               ------------------------

               (a)  Schedule 4.21 sets forth a list of all "employee benefit
                    -------------
plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all other profit-sharing, deferred
                          -----
compensation, bonus, stock option, stock purchase, vacation pay, holiday pay, pension, retirement plans, medical and other compensation or benefit arrangements maintained or contributed to or required to be contributed to by or on behalf of either the Company or any Subsidiary for the benefit of its employees (or former employees), their beneficiaries and/or those persons providing services to the Company or its Subsidiaries, including, without limitation, a complete listing of all plans with respect to which the Company or any Subsidiary has made or has been required to make, directly or indirectly, contributions, transfers or payments within six (6) years prior to the Closing (collectively, "Benefit Plans").
                -------------

               (b) The Company has delivered to Purchaser true and complete copies of (i) each Benefit Plan and any related funding agreements (e.g., insurance contracts or trusts), including all amendments; (ii) the current draft of the Summary Plan Description pertaining to each Benefit Plan for which a Summary Plan Description is required by ERISA or by the terms of such Benefit Plan; (iii) the three (3) most recent annual reports for each Benefit Plan (including all relevant schedules) for which such annual reports are required; and (iv) the Internal Revenue Service determination letter (if applicable) for each Benefit Plan and each amendment thereto.

               (c) Each Benefit Plan has been established and while under the Company's or any Subsidiary's control maintained and administered in all material respects in accordance with its terms, any related agreements and all applicable laws and, if intended to qualify under (S) 401(a) of the Code, is so qualified, and with respect to each Benefit Plan that is subject to Title IV of
ERISA: (i) neither the Company nor any Subsidiary nor any Affiliate of the Company or any Subsidiary has ever contributed or been obligated to contribute to any "multi-employer plan" (as defined in (S) 3(37) of ERISA) on account of any withdrawal from such Benefit Plan; and (ii) no such Benefit Plan subject to a funding requirement has been terminated at a time when such Benefit Plan was not sufficiently funded.

               (d) All contributions and other payments to be made to each Benefit Plan under the terms of that Benefit Plan, ERISA, the Code or any other applicable law have been timely made and all contributions made have been fully deductible under the Code. The books and records of the Company and each Subsidiary properly reflect all amounts required to be accrued as liabilities to date under each Benefit Plan.

               (e) In the case of each Benefit Plan for periods during which such Benefit Plan was administered by the Company or any of its Subsidiaries, there is no accumulated funding deficiency (within the meaning of (S) 4971 of the Code), whether or not such deficiency has been waived, or any other unfunded liability.

               (f) To the Sellers' knowledge, each Benefit Plan currently complies in all material respects, in form and operation, with all applicable laws, including, without limitation, ERISA, the Code, the continuation coverage rules of the Consolidated

Omnibus Budget Reconciliation Act of 1985 ("COBRA"), Code (S) 4980B and part 6
                                            -----
of Title I of ERISA.

               (g) No "prohibited transactions" (as defined in (S) 4975(c)(1) of the Code) or breaches of fiduciary duty involving the Company, any Subsidiary, Sellers or a director or officer of Company or any Subsidiary, have occurred with respect to any of the Benefit Plans.

               (h) All trusts maintained in connection with a Benefit Plan, including trusts that are intended to comply with the provisions of Code (S) 501(c)(9) or (S) 501(c)(17), are exempt from federal income taxation under Code
(S) 501(a) and there has been no written or, to the Sellers' knowledge, other claims of noncompliance or failure to properly maintain, operate or administer any Benefit Plan (or a related trust) which has rendered or is reasonably likely to render such Benefit Plan or trust, or the Company or any Subsidiary, subject to or liable for any taxes, penalties or liabilities to any Person.

               (i) There is no contract, agreement or benefit arrangement covering any employee of the Company or any Subsidiary which, individually or collectively, could give rise to the payment of any amount which would constitute an "excess parachute payment" (within the meaning of (S) 280G of the Code).

               (j) Neither the Company nor any Subsidiary nor any of their Affiliates maintains any Benefit Plan that provides severance pay or medical benefits to one or more former employees (including retirees) or other persons who provided services to the Company or any Subsidiary, or provides for post-retirement benefits to present or former employees or such other persons, other than benefits that are required to be provided pursuant to COBRA or state law conversion rights.

               (k)  Except as set forth on Schedule 4.21, there are no
                                           -------------
proceedings, lawsuits or, to the Sellers' knowledge, investigations, either currently in progress or, on the basis of facts or circumstances recognized by the Company, any Subsidiary or Seller, expected to be instituted in the future against (i) any Benefit Plan, or (ii) any fiduciary of such plan (within the meaning of (S) 3(21)(A) of ERISA) brought on behalf of any participant, beneficiary or fiduciary thereunder, or by any Governmental Entity.

          4.22 Permits, Licenses, Etc.
               ----------------------

               (a)  Except as set forth on Schedule 4.22(a)(i), the Company and
                                           -------------------
each Subsidiary possesses, and is in compliance with, all franchises, licenses, permits, certificates, authorizations, rights and other approvals of Governmental Entities necessary to (i) occupy, maintain, operate and use the Real Property as it is currently used (ii) conduct its business as currently conducted, and (iii) maintain and operate the Benefit Plans (the "Permits").
                                                                  -------
Schedule 4.22(a)(ii) contains a true and complete list of all Permits. Each
--------------------
Permit has been lawfully and validly issued and is in full force and effect, and no proceeding is pending or, to the Sellers' knowledge without inquiry or investigation, threatened, with respect to the revocation, suspension or limitation of any Permit. The execution, delivery and performance of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby will not result in the revocation, suspension, limitation or adverse modification of any Permit and, except as set forth in
Schedule 4.22(a)(iii), no Permit will require the consent of its issuing
---------------------
authority to, or as a result of the consummation of, the transactions contemplated hereby.

               (b)  Schedule 4.22(b)(i) identifies all Permits which materially
                    -------------------
restrict the present output of the Company or any Subsidiary, which limit the term of possession or operation of any material assets of the Company or any Subsidiary, or which pertain to environmental discharge. Neither the Company, any Subsidiary nor any Seller has been notified or presently has reason to believe any of the Permits will not in the Ordinary Course be renewed upon its expiration. Except as set forth on Schedule 4.22(b)(ii), neither the Company
                                    --------------------
nor any Subsidiary is in breach of, or has received in writing or, to Sellers' knowledge, otherwise any claim or assertion that the Company or any Subsidiary has breached any of the terms or conditions of any Permit.

          4.23 Consents.  Schedule 4.23 sets forth all consents, authorizations,
               --------   -------------
and approvals of, all filings and registrations with, and all notices to, any Person that are necessary as a result of the consummation of the transactions contemplated hereby so as not to (a) cause the operations and business of the Company or any Subsidiary to be interrupted or (b) result in any penalty or fee to be levied against the Company or its Subsidiaries. All such consents and filings have been obtained or made or will be obtained or made prior to the Closing.

          4.24 Material Contracts; No Defaults.  Schedule 4.24 contains a true
               -------------------------------   -------------
and complete list and description of all material contracts, agreements, understandings, arrangements and commitments, written or oral, of either the Company or any Subsidiary by which either of them or their properties, rights or assets are bound (the "Contracts"). True and complete copies of such written
                       ---------
Contracts and complete summaries of such oral Contracts have been provided to Purchaser. Each Contract is, and immediately after the Closing will be (on identical terms), legal, valid, binding, enforceable and in full force and effect in the form delivered to Purchaser. Neither the Company nor any Subsidiary, nor, to the knowledge of Sellers without inquiry or investigation, any other party, is in breach or default under any Contract, and neither the Company, nor any Subsidiary nor any Seller has received in writing any claim or assertion that the Company or any Subsidiary is in breach or default under any Contract. No event has occurred or, based on facts presently known to exist, is anticipated which with notice or lapse of time or both would constitute a breach or default, or permit termination, acceleration or modification, under any Contract. Except as set forth in Schedule 4.24 and subject to the receipt of any necessary consents
             -------------
listed in Schedule 4.23, the execution and delivery of this Agreement and the
          -------------
consummation of the transactions contemplated hereby will not result in any change or modification of any of the rights or obligations of any party under any of the Contracts.

          4.25 Employee Matters.
               ----------------

               (a)  Schedule 4.25(a) contains a true and complete list of all
                    ----------------
contracts, agreements, plans, arrangements, commitments and understandings (formal and informal) pertaining to terms of employment, compensation, bonuses, profit sharing, stock purchases, stock repurchases, stock options, commissions, incentives, loans or loan guarantees, severance pay or benefits, use of the Company's or any Subsidiary's property and related matters of the Company or any Subsidiary with any current or former officer, director, employee or consultant or persons who provide or provided services to Company or any Subsidiary (other than such items which represent minor variances from general practices of the Company or its Subsidiaries), and true and complete copies of all such contracts, agreements, plans, arrangements and understandings have been made available to Purchaser.

               (b) The Company and each Subsidiary is in compliance in all material respects with all Legal Requirements respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety, and neither the Company nor any Subsidiary has received notice of, or is engaged in, any unfair labor practice. No unfair labor practice complaint against the Company or any Subsidiary is pending before the National Labor Relations Board.

               (c)  Except to the extent provided in Schedule 4.25(c), there are
                                                     ----------------
no material claims, grievances or arbitration proceedings, workers' compensation proceedings, labor disputes (including charges of violations of any Legal Requirements relating to current or former employees (including retirees), current or former applicants for employment or persons who provide services to Company or any Subsidiary), governmental investigations or administrative proceedings of any kind pending or, to any Sellers' knowledge without inquiry or investigation threatened against or relating to the Company or any Subsidiary, or their employees or employment practices, or operations as they pertain to conditions of employment, nor is the Company, any Subsidiary or any Seller subject to any order, judgment, decree, award or administrative ruling arising from any such matter. To the knowledge of the Sellers without inquiry or investigation, no facts or circumstances exist that could provide a reasonable basis for a claim of wrongful termination by any current or former employee of the Company or any Subsidiary or persons who provide services to Company or any Subsidiary against the Company or any Subsidiary.

               (d) No labor, collective bargaining, union or similar agreement is currently in existence or is being negotiated by the Company or any Subsidiary, and no union or labor organization has been certified or recognized as the representative of any employees of the Company or Subsidiary or persons who provide services to Company or any Subsidiary or, to Sellers' knowledge, is seeking such certification or recognition or is attempting to organize any of the employees of the Company or any Subsidiary or persons who provide services to Company or any Subsidiary. There is not occurring or, to Sellers' knowledge without inquiry or investigation, threatened, any strike, slow down, picket, work stoppage or other concerted action by any union or other group of employees or other Persons against Company, any Subsidiary or their premises or products.

          4.26 Affiliations.  Except as disclosed on Schedule 4.26, and except
               ------------                          -------------
for the ownership of less than 5% of the securities of a public company, no Seller, nor any officer, director or key employee of, or other person providing services to, the Company or any Subsidiary or any associate or Affiliate (as defined herein) of the Company or any Subsidiary or any of such Persons has, directly or indirectly, (a) an interest in any Person that (i) furnishes or sells, or proposes to furnish or sell, services or products that are furnished or sold by the Company or any Subsidiary, or (ii) purchases from or sells or furnishes to, proposes to purchase from or sell or furnish to, the Company or any Subsidiary any goods or services, or (b) a beneficial interest in any contract or agreement to which either of the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of the assets of the Company or any Subsidiary are bound or affected, or (c) any claim against the Company or any Subsidiary or any of their assets which could materially and adversely affect the Company's or any Subsidiary's assets, the Company's or any Subsidiary's title to or its right to use its assets, or the Company's or any Subsidiary's right to conduct its business following the Closing. Except as disclosed on Schedule 4.26, none of the assets of the Company or any Subsidiary
             -------------
include any receivables from any officer, director, shareholder or employee of, or other person providing services to, the Company or any Subsidiary. "Affiliate" shall mean any other Person directly or indirectly controlling or
 ---------
controlled by or under common control with such specified Person. For purposes of this definition, "control" means the power to direct the management and policies of another Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. A "Person" shall mean
                                                              ------
an individual, corporation, partnership, joint venture, trust or unincorporated organization or association or other form of business enterprise or a Governmental Entity.

          4.27 Principal Customers and Suppliers
               ---------------------------------

               (a)  Schedule 4.27(a) contains a true and complete list of the
                    ----------------
name and address of each customer that is a party to a Contract or which is among the ten largest customers of the Company and any Subsidiary as measured by the Company's and each Subsidiary's consolidated sales of goods or services during the twelve months ended on July 31, 1999. In the last 12 months, no such customer (i) has canceled, suspended or otherwise terminated its relationship with the Company or any Subsidiary, (ii) has advised the Company or any Subsidiary of its intention to cancel, suspend or otherwise terminate its relationship with the Company or any Subsidiary, to materially decrease its purchases from the Company or any Subsidiary or to materially and adversely change the terms upon which it purchases products from the Company or any Subsidiary, or (iii) to the Sellers' knowledge without inquiry or investigation, could reasonably be expected to cancel, suspend or terminate its relationship with the Company or any Subsidiary, to materially decrease its purchases from the Company or any Subsidiary or to materially and adversely change the terms upon which it purchases products from the Company or any Subsidiary as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

               (b)  Schedule 4.27(b) contains a true and complete list of each
                    ----------------
supplier that is a party to a Contract or from whom the Company or any Subsidiary purchased a material portion of the Company's and any Subsidiary's consolidated purchases of goods or services during the twelve months ended on July 31, 1999. In the last 12 months, no such supplier (i) has canceled, suspended or otherwise terminated its relationship with the Company or any Subsidiary, (ii) has advised the Company or any Subsidiary of its intention to cancel, suspend or otherwise terminate its relationship with the Company or any Subsidiary, to materially increase its pricing for the Company or any Subsidiary, to materially curtail its accommodations, sales or services to the Company or any Subsidiary or to materially and adversely change the terms upon which it sells products to the Company or any Subsidiary, or (iii) to the Sellers' knowledge without inquiry or investigation could reasonably be expected to cancel, suspend or terminate its relationship with the Company or any Subsidiary, to materially increase its pricing for the Company or any Subsidiary, to materially curtail its accommodations, sales or services to the Company or any Subsidiary or to materially and adversely change the terms upon which it sells products to the Company or any Subsidiary as a result of the consummation of the transactions contemplated by this Agreement or otherwise. There are no current restrictions or, to the Sellers' knowledge without inquiry or investigation threatened or reasonably anticipated restrictions, on the supply of goods and services to the Company or any Subsidiary that have, or will have, a Material Adverse Effect.

          4.28 Compliance with Law.  Except as described on Schedule 4.28, the
               -------------------                          -------------
Company and each Subsidiary is in material compliance with all Legal
Requirements.

          4.29 Product Liability and Product Warranty. There are no and have
               --------------------------------------
never been any warranties granted or made with respect to products sold, or services rendered, by the Company or any Subsidiary.

          4.30 Corporate Records.  The copies or originals of the Articles of
               -----------------
Incorporation, Bylaws, minute books and stock records of the Company and each Subsidiary previously delivered to Purchaser are true, complete and correct in all material respects.

          4.31 Hazardous Materials.  For purposes of this Section 4.31, the term
               -------------------
"Real Property" shall include any real property previously owned or leased by
 -------------
the Company or any Subsidiary or in which the Company or any Subsidiary had any rights. Except as set forth on Schedule 4.31:
                                -------------

               (a) No flammable, ignitable, corrosive, reactive, radioactive or explosive substance or material, petroleum or its byproducts or breakdown products, hazardous waste, toxic substance or related material or any other substance or material defined or designated as a hazardous or toxic substance, material or waste by any Legal Requirement ("Hazardous Material") (i) has been
                                             ------------------
released, placed, stored, generated, used, manufactured, treated, deposited, spilled, discharged, released or disposed of on or under any real property currently or previously owned or leased by the Company or any Subsidiary or is presently located on or under any of the Real Property (or to Sellers' knowledge, any property adjoining any Real Property) in violation of any Legal Requirement, (ii) to the Sellers' knowledge, has been released, placed, stored, generated, used, manufactured, treated, deposited, spilled, discharged, released or disposed of by or on behalf of the Company or any Subsidiary at any other site, (iii) is presently maintained, used, generated, or permitted to remain in place by the Company or any Subsidiary in violation of any Legal Requirement,
(iv) is required by any Legal Requirement to be eliminated, removed, treated or mitigated by the Company or any Subsidiary, or (v) is of a type, location, material, nature or condition which requires notification to any third party by the Company or any Subsidiary under any Legal Requirement or common law;

               (b) No notice, citation, summons or order has been received by the Company, any Subsidiary or any Seller, no notice has been given by the Company or any Subsidiary and no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of the Company, any Subsidiary or Sellers threatened by any Governmental Entity, with respect to (i) any alleged violation by the Company or Subsidiary of any Legal Requirement related to Hazardous Materials, or (ii) any alleged failure by the Company or any Subsidiary to have any environmental permit, certificate, license, approval, registration or authorization required in connection with its business or properties, or (iii) any use, possession, generation, treatment, storage, recycling, transportation, release or disposal by or on behalf of the Company or any Subsidiary of any Hazardous Material; and

               (c) Neither the Company nor any Subsidiary has received any request for information, notice of claim, demand or notification that it is or that indicates that it may be a "potentially responsible party" with respect to any investigation or remediation of any threatened or actual release of any Hazardous Material. No above-ground or underground storage tanks, whether or not in use, are or have ever been located at any of the Real Property. No notice has been received by either the Company or any Subsidiary with respect to the listing or proposed listing of any property currently or previously owned, operated or leased by the Company or any Subsidiary on any federal or state list of sites requiring investigation or cleanup. There have been no environmental inspections, investigations, studies, tests, reviews or other analysis conducted on behalf of the Company, any Subsidiary or any Seller in relation to any of the Real Property. Neither the Company nor any Subsidiary has released, transported or arranged for the transportation of any Hazardous Material from any property currently or previously owned, operated or leased by the Company or Subsidiary in violation of any Legal Requirement. The Company and each Subsidiary has complied with all Legal Requirements relating to the use, possession, generation, treatment, storage, recycling, transportation, release and disposal of Hazardous Materials.

          4.32 Year 2000 Compliance.  Except as set forth in Schedule 4.32, the
               --------------------                          -------------
Company's and each Subsidiary's computer software, firmware and hardware (whether general or specific purpose) and other similar or related items of automated, computerized and/or software systems that are used or relied on by the Company or any Subsidiary in the conduct of their business (collectively, the "Information Technology") is designed to be used prior to, during and after
     ----------------------
the calendar year 2000 A.D., and the Information Technology used during each such time period will accurately receive, provide and process (including, but not limited to, calculating, comparing and sequencing) date and time data from, into and between the twentieth and twenty-first centuries (including, but not limited to, the years 1999 and 2000) and leap year calculations and will not malfunction, cease to function or provide invalid or incorrect results as a result of date and time data, to the extent that other information technology, used in combination with the Company's or each Subsidiary's Information Technology, properly exchanges date and time data with it.

          4.33 Brokers' Fees.  No broker, finder or similar agent has been
               -------------
employed by or on behalf of the Company or any Subsidiary or any Seller in connection with this

Agreement or the transactions contemplated hereby, and neither the Company, nor any Subsidiary nor any Seller has entered into any agreement, arrangement or understanding of any kind with any Person for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

          4.34 Disclosure.  No representation or warranty of the Company or any
               ----------
Seller in this Agreement or any of the Other Agreements, and no information contained in any Schedule or other writing delivered pursuant to this Agreement or at the Closing, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to make the statements herein or therein not misleading. Except as provided herein, Sellers have delivered to Purchaser true, correct and complete copies of all documents, and any and all amendments to any such documents, referred to in this Agreement or in any Schedule delivered to Purchaser pursuant to this Agreement.

          4.35 Right of Prepayment.  Purchaser shall have the right to pre-pay
               -------------------
any Indebtedness existing as of the Closing Date.

          4.36 No Third Party Approval Required.  No approval, authorization,
               --------------------------------
consent, order or other action of or filing with any Person or Governmental Entity is required in connection with the execution and delivery of this Agreement or the consummation by Sellers of the transactions described in this Agreement, except to the extent that the parties may be required to file reports in accordance with the applicable federal or state securities laws or to the extent such consents have been obtained.

     5.   Representations and Warranties of Purchaser.  Purchaser hereby
          -------------------------------------------
represents and warrants to Sellers, and covenants and agrees, as of the date hereof and as of the Closing Date as follows:

          5.1  Organization and Good Standing.  Purchaser has been duly
               ------------------------------
organized and is validly existing as a corporation in good standing under the laws of the State of California with full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          5.2  Execution and Delivery.  This Agreement and the Other Agreements
               ----------------------
to which it is a party have been duly authorized by all necessary action on the part of Purchaser, has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms.

          5.3  No Conflicts.  The execution, delivery and performance of this
               ------------
Agreement and the consummation of the transactions contemplated hereby will not
(a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or affected or to which any of the property or assets of the Purchaser is bound or affected,
(b) result in the violation of the provisions of the Articles of Incorporation or

Bylaws of the Purchaser or any Legal Requirement, or (c) result in the creation or imposition of any Lien upon any property or asset of the Purchaser.

          5.4  Investment Intent.  Purchaser is acquiring the Shares for
               -----------------
investment purposes only, for its own account and not as a nominee or agent for any other Person, and not with a view to or for resale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended.

          5.5  Brokers' Fees.  No broker, finder or similar agent has been
               -------------
employed by or on behalf of Purchaser in connection with this Agreement or the transactions contemplated hereby, and Purchaser has not entered into any agreement, arrangement or understanding of any kind with any Person for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

          5.6  Approval.  The Purchaser's Board of Directors has approved the
               --------
execution of this Agreement and the transactions contemplated hereby.

          5.7  No Third Party Approval Required.  No approval, authorization,
               --------------------------------
consent, order or other action of or filing with any Person or Governmental Entity is required in connection with the execution and delivery of this Agreement or the consummation by Purchaser of the transactions described in this Agreement, except to the extent that the parties may be required to file reports in accordance with the applicable federal or state securities laws or to the extent such consents have been obtained.

     6.   Conditions Precedent to Closing.  Notwithstanding anything contained
          -------------------------------
in this Section 6, the conditions precedent set forth in this Section 6 shall be deemed to have been satisfied upon the Closing.

          6.1  Conditions of Purchaser and Sellers.  Notwithstanding any other
               -----------------------------------
provision of this Agreement, the respective obligations of Purchaser and Sellers to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions, each of which may be waived by Purchaser and Seller in each party's sole discretion:

               (a) Purchaser, Company and Sellers shall have received all consents and approvals (including, but not limited to regulatory approvals) required to be obtained in connection with the consummation of the transactions contemplated hereunder;

               (b) Reid McCarthy and Mark Miller shall have entered into a Noncompetition Agreement with Purchaser and the Company which restricts competition for a period of one year in substantially the form of Exhibit E
                                                                  ---------
hereto; and

               (c) The Representative shall have entered into the Escrow Agreement with the Purchaser and the Escrow Agent and the Sellers have entered into the Environmental Agreement.

          6.2  Conditions of Purchaser.  Notwithstanding any other provision of
               -----------------------
this Agreement, the obligations of Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions, each of which may be waived by Purchaser in its sole discretion:

               (a) The representations and warranties of Sellers contained in this Agreement and in all agreements, documents and instruments executed and delivered pursuant hereto or in connection with the Closing shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, and Sellers shall have performed in all material respects the agreements and obligations necessary to be performed by each of them under this Agreement prior to the Closing Date;

               (b) Purchaser shall have received from Sellers a closing certificate dated the Closing Date certifying each of the matters set forth in
Section 6.2(a);

               (c) Purchaser shall have received copies of the Articles of Incorporation and Bylaws as in effect on the Closing Date for the Company and each Subsidiary and the resolutions of the Company's Board of Directors authorizing the execution, delivery and performance by the Company of each of the agreements referenced herein to which the Company is a party, each certified by the Secretary of the Company in a certificate dated the Closing Date;

               (d) Purchaser shall have received from White and Williams LLP, counsel for Sellers and the Company, a written opinion dated the Closing Date and addressed to Purchaser, in substantially the form attached as Exhibit F
                                                                  ---------
hereto, and including a provision that Purchaser's lenders are able to rely thereon;

               (e) Purchaser shall have concluded (through its representatives, accountants, counsel and other experts) an investigation of the business, condition (financial and other), properties, accounting, taxes, insurance, assets, prospects, operations and affairs of the Company and each Subsidiary;

               (f) Purchaser shall have completed an environmental investigation of the Real Property, and the results thereof shall be reasonably satisfactory to Purchaser;

               (g) The Company shall provide to Purchaser evidence of the release, whether by exercise or extinguishment, of all holders of Options of their rights in connection therewith and all Liens indicated on Schedule 4.9(a);
                                                                ---------------

               (h) Purchaser shall have received (i) an ALTA form of preliminary title report (the "Title Report") for the Real Property issued by
                               ------------
Chicago Title Company and legible copies of all documents of record listed in the Title Report to be paid for by Purchaser and (ii) a survey of the Real Property conforming to the ALTA Minimum Standard Detail Requirements for Land Title Surveys 1997 to be obtained and paid for by Purchaser, and the results thereof shall be reasonably satisfactory to Purchaser in its sole discretion;

               (i) Each of the members of the Company's and each of the Subsidiary's Board of Directors and each officer of Company and its Subsidiaries shall have tendered their resignations (to be effective as of the Closing Date) and Purchaser shall have received a copy thereof;

               (j) Purchaser shall have received evidence reasonably satisfactory to it in its sole discretion that Sellers have caused the Company and each Subsidiary to cancel the authority of each Person listed on Schedule
                                                                     --------
4.15 (or as otherwise reasonably requested by Purchaser) to draw checks on or
----
cause any of the bank accounts maintained by the Company or any Subsidiary;

               (k) No act, event or condition shall have occurred prior to the date hereof which has had a Material Adverse Effect.

          6.3  Conditions of Sellers.  Notwithstanding any other provision of
               ---------------------
this Agreement, the obligations of Sellers to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing, of the following conditions, each of which may be waived by Sellers in their sole discretion:

               (a) The representations and warranties of Purchaser contained in this Agreement and in all agreements, documents and instruments executed and delivered pursuant hereto or in connection with the Closing shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, and Purchaser shall have performed in all material respects the agreements and obligations necessary to be performed by it under this Agreement prior to the Closing Date;

               (b) Sellers shall have received from Purchaser a closing certificate dated the Closing Date certifying each of the matters set forth in
Section 6.3(a); and

               (c) Sellers shall have received copies of Purchaser's Articles of Incorporation and Bylaws as in effect on the Closing Date and the resolutions of Purchaser's Board of Directors authorizing the execution, delivery and performance by Purchaser of the Agreement and each of the agreements referenced herein to which Purchaser is a party, each certified by the Secretary of Purchaser in a certificate dated the Closing Date.

     7.   Indemnification.
          ---------------

          7.1  Survival Provisions.
               -------------------

               (a) The representations and warranties, covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby (and any examination, or knowledge of, or investigation by or on behalf of any party hereto).

               (b) Claims for indemnification pursuant to this Section 7 must be made by delivery of written notice to the party against whom the indemnification claim is made, setting forth in general terms the basis for the indemnification claim, no later than April 30, 2000 (the "Claims Period");
                                                          -------------
provided, however, that claims for indemnification for Damages arising from any
--------  -------
breach of the covenants, representations and warranties contained in Sections
4.1 (Capitalization; Shareholders List) and 4.4 (Execution and Delivery) or to the extent any covenant, representation or warranty was given fraudulently may be made at any time and shall not be subject to the Claims Period limitation.

          7.2  Indemnification.
               ---------------

               (a) Subject to Sections 7.3 and 7.5, Sellers jointly hereby covenant and agree to defend, indemnify and hold harmless Purchaser, the Company and each of their respective Affiliates including, without limitation, each of their respective stockholders, officers, directors, employees, agents and representatives (collectively, the "Purchaser Indemnitees") from and against any
                                    ---------------------
and all claims, actions, losses, obligations, costs, expenses, settlement payments, awards, damages, judgments, fines, penalties and other liabilities of any kind or nature whatsoever, including without limitation reasonable attorneys', accountants' and experts' fees (collectively, "Damages") arising out
                                                           -------
of or resulting from: (i) any inaccuracy in or breach of any representation or warranty made by Sellers in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; or (ii) the failure of Sellers to perform or observe any covenant, agreement or condition to be performed or observed by Sellers pursuant to this Agreement or any agreement delivered pursuant to this Agreement or at the Closing.

               (b) Purchaser hereby covenants and agrees to defend, indemnify and hold harmless the Sellers and each of their respective Affiliates including, without limitation, each of their respective partners, stockholders, officers, directors, employees, agents and representatives (collectively, the "Seller
                                                                     ------
Indemnitees") from and against any and all Damages arising out of or resulting
-----------
from: (i) any inaccuracy in or breach of any representation or warranty made by Purchaser in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; (ii) the failure by Purchaser to perform or observe any covenant, agreement or condition to be performed or observed by Purchaser pursuant to this Agreement or any agreement delivered pursuant to this Agreement or at the Closing, and (iii) any Damages arising from the operation of the business conducted by the Company or the Subsidiaries after the Closing Date.

          7.3  Limitations on Indemnification.
               ------------------------------

               (a) Sellers' indemnification obligations in Section 7.2(a) shall not exceed (i) an aggregate amount equal to the $1,000,000 placed in the Escrow Account plus interest on such amount (the "Cap Amount"), (ii) the obligations
                                           ----------
set forth in the Environmental Agreement, plus (iii) the obligation of Sellers, if any, to pay Purchaser an adjustment in the Purchase Price provided for in

Section 2.4(b) hereof to the extent such adjustment exceeds $150,000.
--------------

               (b) Notwithstanding any other provision of this Section 7 to the contrary, any Damages incurred by any Purchaser Indemnitee shall not be subject to the Cap Amount to the extent they arise from (i) a breach of any of the representations and warranties contained in Section 4.1 (Capitalization;
                                            -----------
Shareholders List) or Section 4.4 (Execution and Delivery), and (ii) a breach of any representation or warranty which was given fraudulently.

               (c) Notwithstanding the other provisions of this Section 7, (i) Sellers' indemnification obligations with respect to any representations and warranties pertaining to Newark or Baker, without respect to matters arising prior to the Company's acquisition of such entities, shall be reduced by an amount equal to any amount received by any Purchaser Indemnitee after the Closing from the former shareholders of Newark and Baker with respect to the subject matter of such representation and warranty and (ii) Purchaser shall make a claim against the former shareholders of Baker and Newark to the extent Purchaser determines such claims are covered by the indemnification provisions in the Stock Purchase Agreement dated March 10, 1998 (the "Baker/Newark
                                                           ------------
Agreement") among such former shareholders and the Company; provided, however,
---------
that if Purchaser makes a claim against such former shareholders and such former shareholders either fail to respond or dispute such claim within 10 business days thereof, Purchaser shall have the right to proceed against the Sellers under this Section 7; provided further, however, that in any event if the end of such 10 business day period extends beyond April 30, 2000 Purchaser shall have the right to make any such claim against the Sellers prior to the expiration of the Escrow Account. The Company, hereby assigns to the Sellers, without representation, warranty or recourse, the rights of Company to indemnification under the Baker/Newark Agreement but only to the extent any Purchaser Indemnitee recovers any Damages from Sellers with respect to any claim for which the Company is entitled to indemnification under the Baker/Newark Agreement. The former shareholders of Baker and Newark hereby consent to such assignment. In connection with such assignment, with respect to such claims, Purchaser shall provide access to its books and records to Sellers during normal business hours.

               (d) Notwithstanding the terms of Section 7.2 (a), Sellers shall not be liable for the first $50,000 in aggregate Damages sustained by Purchaser pursuant to Section 7.2(a)(i) (the "Basket"); provided, however, that the Basket
                                    ------
shall not be available to Sellers with respect to (i) the matters under the Environmental Agreement, (ii) breaches of representations and warranties in Sections 4.1 (Capitalization; Shareholder List) or 4.4 (Execution and Delivery), or (iii) the adjustments to the estimated Purchase Price set forth in Section
2.4 hereof.

          7.4  Third Party Claims.
               ------------------

               (a) If any party entitled to be indemnified pursuant to Section
7.2 (an "Indemnified Party") receives notice of the assertion by any third party
         -----------------
of any claim or of the commencement by any such third party of any Action (any such claim or Action being referred to herein as an "Indemnifiable Claim") with
                                                     -------------------
respect to which another party hereto (an "Indemnifying Party") is or may be
                                           ------------------
obligated to provide indemnification, the Indemnified Party shall promptly notify the Indemnifying Party in writing (the "Claim Notice") of the
                                               ------------
Indemnifiable Claim; provided, that the failure to provide such notice shall not
                     --------
relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any Damages directly resulted or were caused by such failure.

               (b) The Indemnifying Party shall have 30 days after receipt of the Claim Notice (unless the claim or Action requires a response before the expiration of such 30-day period, in which case the Indemnifying Party shall have until the date that is 10 days before the required response date) to acknowledge responsibility and undertake, conduct and control, through counsel of its own choosing, and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided, that (i) the Indemnifying Party shall permit
                         --------
the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party, provided that the fees and expenses of
                                         --------
such counsel shall not be borne by the Indemnifying Party, and (ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party's consent if the settlement requires the Indemnified Party to admit wrongdoing, pay any fines or refrain from any action. So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party's consent, which consent shall not be unreasonably withheld.

               (c) If the Indemnifying Party does not notify the Indemnified Party within 30 days after receipt of the Claim Notice (or before the date that is 10 days before the required response date, if the claim or Action requires a response before the expiration of such 30 day period), that it acknowledges responsibility and elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided, that the Indemnified Party shall notify the Indemnifying
            --------
Party of any compromise or settlement of any such Indemnifiable Claim.

               (d) Anything contained in this Section 7.4 to the contrary notwithstanding, Sellers shall not be entitled to assume the defense for any Indemnifiable Claim (and shall be liable for the reasonable fees and expenses incurred by the Indemnified Party in defending such claim) if the Indemnifiable Claim seeks (i) an order, injunction or other equitable relief or relief for other than money damages against Purchaser which Purchaser determines, after conferring with its counsel, cannot be separated from any related claim for money damages and which, if successful, would adversely affect the business, properties or prospects of the Company; provided, however, if such equitable
                                        --------  -------
relief portion of the Indemnifiable Claim can be so separated from that for money damages, Sellers shall be entitled to assume the defense of the portion relating to money damages or (ii) recovery of monetary damages in excess of the funds in the Escrow Account.

          7.5  Limitations.  Except with respect to items set forth in Section
               -----------
7.3(b)(i) and (ii), each Seller's indemnification obligations shall be limited to (a) the funds to be applied pursuant to the Environmental Agreement, (b) an amount equal to his/her/its Percentage Ownership of the funds held in the Escrow Account and (c) Seller's obligation to pay Purchaser an adjustment in the Purchase Price provided for in Section 2.4(b) hereof to the extent such adjustment exceeds $150,000.

          7.6  Representative.  Notwithstanding any other provision contained
               --------------
herein, the Representative shall be given and shall give all notices, take all actions, and make all decisions under Section 7.1 through Section 7.5 hereof on behalf of the Sellers and all such notices, actions and decisions shall be binding upon all Sellers.

          7.7  Other Agreements.  The provisions of Sections 7.1 through 7.6
               ----------------
shall not apply to any breaches of a non-competition agreement, non-disclosure agreement or employment agreement executed by a Seller; provided, however, that any payments due by Purchaser to any such Seller hereunder shall be offset against any amounts owed by such Seller hereunder, including any of such

Seller's pro-rata share of the amounts in the Escrow Account, to Purchaser under such documents.

     8.   Termination.
          -----------

          8.1  Grounds for Termination.  This Agreement may be terminated at any
               ------------------------
time prior to the Closing:

               (a)  by mutual written agreement of the Sellers and Purchaser;

               (b) by either (i) the Purchaser or (ii) Sellers, if the Closing shall not have been consummated on or before September 15, 1999; provided that the right to terminate this Agreement under this Subsection 8.1(a) shall not be available to any party whose failure or whose Affiliate's failure to perform any material covenant or obligation under this Agreement is the cause of such delay;

               (c) by either (i) the Purchaser or (ii) Sellers, if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

               (d) by the Purchaser, provided the Purchaser is not then in breach of any of its obligations hereunder, if either (i) Sellers fail to perform any covenant in this Agreement when performance thereof is due and does not cure the failure within 20 business days after the Purchaser delivers written notice thereof, or (ii) any other condition in Section 6.1 or Section
6.2 has not been satisfied and is not capable of being satisfied prior to the date specified in Section 8.1(b); or

               (e) by Sellers, provided that Sellers are not then in breach of any of their obligations hereunder, if (i) the Purchaser fails to perform any covenant of this Agreement when performance thereof is due and does not cure the failure within 20 business days after notice by Sellers thereof, or (ii) any condition in Section 6.1 or Section 6.3 has not been satisfied and is not capable of being satisfied prior to the date specified in Section 8.1(b).

          The party desiring to terminate this Agreement pursuant to this
Section 8.1 shall give written notice of such termination to the other party.

          8.2  Effect of Termination.  If this Agreement is terminated as
               ----------------------
permitted by Section 8.1, such termination shall be without liability (subject to Section 9.3) of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement. The provisions of Sections 7 and 9 shall survive any termination of this Agreement. Additionally, following such termination, without the prior written consent of Company, Purchaser shall not solicit for employment any employee of Company and its Subsidiaries until July 13, 2001.

     9.   General Provisions.
          ------------------

          9.1  Notices.  All notices and other communications under or in
               -------
connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally, upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three days after being mailed, or (c) if given by telecopy, upon confirmation of transmission by telecopy, in each case to the parties at the following addresses:

               (a)  If to Purchaser, addressed to:

                         Hines Nurseries, Inc.
                         12621 Jeffrey Road
                         Irvine, CA 92620-2101
                         Telecopy: (949) 786-0968
                         Attention: Stephen P. Thigpen

                    With a copy to:

                         Paul, Hastings, Janofsky & Walker LLP
                         695 Town Center Drive, 17th Floor
                         Costa Mesa, California 92626
                         Telecopy:  (714) 979-1921
                         Attention: William J. Simpson, Esq.

               (b) If to Sellers, addressed to the persons and entities whose names and addresses are set forth on Exhibit "A"

                    With a copy to:

                         White and Williams LLP
                         1800 One Liberty Place
                         Philadelphia, Pennsylvania  19103-7395
                         Telecopy:  (215) 864-7123
                         Attention:  John  W. Pauciulo, Esq.

               (c)  If to the Representative,
                    addressed to:

                         Mark Miller
                         4095 Kozy Korner Road
                         Center Valley, PA 18034
                         Telecopy: (___) ________

                    With a copy to:

                         White and Williams LLP
                         1800 One Liberty Place
                         Philadelphia, Pennsylvania 19103-7395
                         Telecopy:  (215) 864-7123
                         Attention:  John W. Pauciulo, Esq.

          9.2  Severability.  If any term or provision of this Agreement or the
               ------------
application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

          9.3  Expenses.  Each party will bear the costs of its agents,
               --------
attorneys, accountants, investment bankers, travel, lodging and entertainment and associated expenses except as provided in this Agreement. Notwithstanding the foregoing, Sellers shall be responsible for all of Sellers' and the Company's (but not Purchaser's) costs, legal, audit, tax and other costs related to the sale of the Shares (including without limitation with respect to this Agreement, the Environmental Agreement, the Escrow Agreement and all related matters). However, if the transactions contemplated by this Agreement fail to close for any reason other than (a) lack of Purchaser's satisfaction with its confirmatory due diligence, (b) a breach by Sellers, or (c) the Sellers' failure to satisfy the closing conditions specified in Section 6.2, then Purchaser shall reimburse Company for legal, accounting, banking, advisory and other fees, costs and out of pocket expenses incurred with respect to the negotiation, execution and delivery of this Agreement, related financing matters and all other transactions contemplated hereunder and thereunder for up to $100,000.

          9.4  Public Announcements.  After the Closing, Purchaser shall be
               --------------------
permitted to issue a press release or otherwise make any public statement with respect to the transactions contemplated by this Agreement.

          9.5  Third Party Rights.  Notwithstanding any other provision of this
               ------------------
Agreement, and except as expressly provided in Section 7 hereof, this Agreement shall not create benefits on behalf of any other Person not a party to this Agreement (including without limitation any broker or finder), and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns.

          9.6  Entire Agreement.  This Agreement, including the annexes and
               ----------------
schedules attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect of its subject matter and supersedes all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter, including without limitation the Letter of Intent.

          9.7  Successors and Assigns.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement and the rights and obligations hereunder shall not be assignable by any party, including each Seller other than upon the death of such Seller, without the written consent of the other parties and any such purported assignment by any party without such consent shall be void, except that any or all rights of Purchaser to receive the performance of the obligations of Sellers hereunder and rights to assert claims against Sellers in respect of any inaccuracy in or breach of any representations, warranties or covenants of Sellers hereunder, may be assigned by Purchaser to any Affiliate(s) or owner(s) of Purchaser.

          9.8  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, including electronically transmitted counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

          9.9  Recitals, Schedules and Annexes.  The recitals, schedules,
               -------------------------------
exhibits and annexes to this Agreement are incorporated herein and made a part hereof as if fully set forth at length herein.

          9.10 Construction.  The article, section and subsection headings used
               ------------
herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires.

          9.11 Governing Law.  This Agreement shall be governed by and
               -------------
construed in accordance with the internal laws (and not the law of conflicts) of the State of New York.

          9.12 Attorneys' Fees.  In the event of any dispute related to or based
               ---------------
upon this Agreement, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs.

          9.13 Arbitration.
               -----------

               (a) Any controversy, claim or dispute involving the parties (or their affiliated persons) directly or indirectly concerning this Agreement or the subject matter hereof, including, without limitation, any issues and matters arising under the federal and state securities laws and questions concerning the scope and applicability of this Section 9.13 shall be finally settled by arbitration held in Chicago, Illinois by one arbitrator in accordance with the rules of commercial arbitration then followed by the American Arbitration Association or any successor to the functions thereof. The arbitrator shall apply New York law in the resolution of all controversies, claims and disputes and shall have the right and authority to determine how his or her decision or determination as to each issue or matter in dispute may be implemented or enforced. Any decision or award of the arbitrator shall be final and conclusive on the parties to this Agreement and their respective Affiliates, and there shall be no appeal therefrom other than from gross negligence or willful misconduct.

               (b) The parties hereto agree that any action to compel arbitration pursuant to this Agreement may be brought in the appropriate New York court and in connection with such action to compel the laws of the State of New York shall control. Application may also be made to such court for confirmation of any decision or award of the arbitrator, for an order of the enforcement and for any other remedies which may be necessary to effectuate such decision or award. The parties hereto hereby consent to the jurisdiction of the arbitrator and of such court and waive any objection to the jurisdiction of such arbitrator and court.

               (c) Notwithstanding the foregoing provisions of this Section 9.13, nothing contained herein shall require arbitration of any issue arising under this Agreement for which injunctive relief is successfully sought by any party hereto. Any action, suit or other proceeding initiated by any Seller or Purchaser against any other party pursuant to this clause (c) may be brought in any Federal or state court in the State of Illinois having jurisdiction over the subject matter thereof as the party bringing such action, suit or proceeding shall elect. Each Seller and Purchaser hereby submit themselves to the jurisdiction of any such court and agree that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.


                            [Signature Page Follows]

          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.


                                        "Purchaser"

                                        HINES NURSERIES, INC.,
                                        a California corporation



                                        By:_____________________
                                        Its:____________________



                           [Signature Page Continues]

                 [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                              "Sellers"


                              _______________________________
                              Carroll Blundon

                              _______________________________
                              Johannes Berendse

                              _______________________________
                              Westerlee Holdings, Ltd.

                              _______________________________
                              Canaan Ventures II Offshore C.V.

                              ______________________________________
                              Reid S. McCarthy

                              ______________________________________
                              Geradus de Wit

                              ______________________________________
                              Anthonie Nederhand

                              ______________________________________
                              Canaan Ventures II Limited Partnership

                              ______________________________________
                              IPP93,L.P.

                              ______________________________________
                              Mark Miller

                              ______________________________________
                              Nicholas Covatta